Exhibit 99.1

ARALEZ ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2017 FINANCIAL RESULTS

-4Q 2017 Net Revenues Increased to $28.0 Million Versus $20.0 Million in the 4Q 2016-

-Full-Year Net Revenues Increased to $105.9 Million Versus $54.3 Million in Full-Year 2016-

-Provides 2018 Full-Year Financial Guidance-

Mississauga, Ontario — March 13, 2018 — Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (“Aralez” or the “Company”) today announced financial results for the fourth quarter and year ended December 31, 2017. The Company also highlighted certain recent corporate and commercial updates and provided 2018 full-year financial guidance. All figures are in U.S. dollars.

“We are pleased to close out 2017 with a strong financial performance and our second consecutive quarter of positive Adjusted EBITDA,” said Adrian Adams, Chief Executive Officer of Aralez. “We believe 2018 has the potential to be an important year for Aralez as we transition into a company that generates significant Adjusted EBITDA. As we continue to execute on our business objectives, we will also evaluate strategic business opportunities throughout the year, including to potentially refinance our debt, to drive value for Aralez and our shareholders.”

Recent Corporate & Commercial Updates:

•                  During the course of 2017, the Company began implementing the previously announced financial improvements designed to streamline the U.S. business, deliver profitability and support growth, as well as extend the cash runway at least through the next twelve months. These improvements include a reduction in SG&A announced in April 2017 and as well as incremental expense reductions announced in November 2017. These expense reductions will significantly reduce the Company’s overall costs and are expected to produce significant EBITDA on an adjusted basis.

•                  Zontivity® New Prescriptions (NRx’s), Total Prescriptions (TRx’s) and Retail Prescription Equivalent’s (RPE’s) (pill count divided by 30, which is a more accurate reflection of use), grew 22%, 32% and 39%, respectively from the third quarter of 2017 to the fourth quarter of 2017. For December 2017, weekly NRx’s, TRx’s and RPE’s grew 219%, 146% and 178%, respectively when compared to May 2017, the month prior to the Aralez full relaunch of Zontivity.

•                  In the first year of promotion, BLEXTEN™ achieved approximately a 4.4% market share during 2017.  The Company estimates that the 2017 prescription antihistamine market in Canada is valued at approximately $37 million.

•                  Aralez announced today it intends to discontinue Yosprala in the U.S. The Company would like to thank both Yosprala patients and healthcare practitioners for their loyalty, however, with rapidly changing market dynamics and increased pricing pressures, it proved difficult to justify continuing with the product despite significant commercial and financial effort in 2017. This decision has been factored into the Company’s financial guidance for 2018.

Financial Summary

Aralez’s financial results for the three months and year ended December 31, 2016 include the operations of Tribute Pharmaceuticals Canada Inc. (“Tribute”), now known as Aralez Pharmaceuticals Canada Inc., from February 5, 2016, the closing date of the Pozen Inc. and Tribute merger transaction (the “Tribute Merger”), the results of Zontivity from September 6, 2016, and the results of the Toprol-XL Franchise from October 31, 2016, the dates of their respective acquisitions.

Aralez’s financial results for the three months and year ended December 31, 2017 include the results of  Aralez Pharmaceuticals Canada Inc. (formerly known as Tribute), Zontivity and the Toprol-XL Franchise for each full period. Revenues for Zontivity were previously recorded in other revenues net of related cost of product revenues and fees paid during the transition service period, which expired on March 31, 2017. Effective March 31, 2017, revenues for Zontivity are recorded in net product revenues. Revenues for the Toprol-XL Franchise were recorded in other revenues net of related cost of product revenues and fees paid during the transition service period, which expired on December 31, 2017. However, certain revenues from sales of the Toprol-XL AG made under the Distribution and Supply Agreement with Lannett Company, Inc. (the “Lannett Toprol-XL AG Agreement”) were recorded on a gross basis in net product revenues upon contract execution in November 2017. Beginning in 2018, all revenues for the Toprol-XL Franchise will be recorded in net product revenues.

Fourth Quarter 2017 Financial Results

Total revenues for the fourth quarter of 2017 were $28.0 million, an increase of $8.0 million, or 40%,  compared to $20.0 million for the same period of 2016.

Net product revenues in the fourth quarter of 2017 were $13.8 million and primarily comprised of revenues from the Canadian product portfolio acquired in the Tribute Merger, net product revenues from sales of the Toprol-XL AG under the Lannett Toprol-XL AG Agreement, which we began recording on a gross basis upon contract execution in November 2017, and sales of Zontivity and Fibricor®. Other revenues of $14.2 million for the three months ended December 31, 2017 were comprised of net revenues from the Toprol-XL Franchise acquisition (other than sales under the Lannett Toprol-XL AG Agreement, as discussed above) and Vimovo® royalties. Net product revenues of $6.4 million for the three months ended December 31, 2016 related to the product portfolio acquired in the Tribute Merger.  Other revenues of $13.6 million for the fourth quarter of 2016 were primarily comprised of net revenues from the Toprol-XL Franchise and Zontivity acquisitions and Vimovo royalties.

Selling, general and administrative expenses totaled $28.8 million for the three months ended December 31, 2017, a decrease of $4.1 million, compared to $32.9 million for the three months ended December 31, 2016. The decrease in the 2017 period was primarily a result of the cost savings initiatives announced in April 2017, which included a 32% reduction in the U.S. sales force and the reduction of commercial marketing spend for Yosprala. These costs were partially offset by increased costs for marketing activities for Zontivity, which was relaunched in June 2017.

Net loss in the fourth quarter of 2017 was $45.8 million, or $0.68 per diluted share, compared to net loss of $31.1 million, or $0.48 per diluted share, in the fourth quarter of 2016. Adjusted EBITDA in the fourth quarter of 2017 was $2.1 million compared to ($11.9) million in the fourth quarter of 2016.

Full-Year 2017 Financial Results

Total revenues for the year ended December 31, 2017 were $105.9 million, an increase of $51.6 million, or 95%, compared to $54.3 million in the same period of 2016.

Net product revenues of $38.7 million for the year ended December 31, 2017 primarily related to the Canadian product portfolio, as well as net product revenues from the sales of the Toprol-XL AG under the Lannett Toprol-XL AG Agreement, and sales of Zontivity, Yosprala and Fibricor. Other revenues of $67.2 million for the year ended December 31, 2017 were primarily comprised of net revenues from the Toprol-XL Franchise (other than sales under the Lannett Toprol-XL AG Agreement, as discussed above), license fee revenue recognized in the second quarter of 2017 in connection with a license agreement executed in May 2017, and Vimovo royalties. Net product revenues of $25.4 million for the year ended December 31, 2016 were primarily attributable to the product portfolio acquired in the Tribute Merger. Other revenues of $28.8 million for the year ended December 31, 2016 were primarily comprised of Vimovo royalties and net revenues from the Toprol-XL Franchise and Zontivity.

Selling, general and administrative expenses totaled $116.6 million for the year ended December 31, 2017, a decrease of $1.9 million, compared to $118.5 million for the year ended December 31, 2016. The decrease was primarily due to lower transaction related costs incurred during the year ended December 31, 2017. During the year ended December 31, 2016, the Company incurred costs related to the Tribute Merger totaling $19.7 million. The decrease in transaction costs in 2017 were substantially offset by increased costs related to the Company’s U.S. sales force of $9.6 million over the full year 2017, increased promotional costs of $3.9 million primarily for Zontivity, increased facility and infrastructure costs of $4.3 million and increased professional fees of $1.4 million during the year ended December 31, 2017.

Net loss in the year ended December 31, 2017 was $125,205 million, or $1.89 per diluted share, compared to net loss of $103.0 million, or $1.74 per diluted share, in the comparable period of 2016. Adjusted EBITDA for the year ended December 31, 2017 was ($4.5) million compared to ($46.7) million in the comparable 2016 period.

Balance Sheet

As of December 31, 2017, approximately 67.0 million of the Company’s common shares were issued and outstanding and the Company had cash and cash equivalents of approximately $28.9 million. The Company currently believes it has sufficient cash to fund operations at least through the next twelve months, and is continuing to explore and evaluate strategic business opportunities to enhance longer term liquidity, including by any combination of debt refinancing, additional cost savings initiatives and/or proceeds-generating transactions.

2018 Financial Guidance

Aralez’s estimates are based on projected results of the Company for the year ending December 31, 2018 and reflect management’s current beliefs and expectations about, among other things, prescription trends, competition, including no additional Toprol-XL generic market entrants in 2018, pricing levels, inventory levels, and anticipated future events. The Company’s guidance on Adjusted EBITDA includes, among other things, costs to support the commercialization efforts with respect to Zontivity and the Canadian product portfolio as well as costs to support the global corporate structure. It excludes share-based compensation expense and certain discrete costs, including transaction related costs. See “Use of Non-GAAP Financial Measures” below.

For the year ending December 31, 2018, assuming, among other things, factors more particularly set out in “Cautionary Note Regarding Forward-Looking Statements” below, the Company currently expects:

•                  2018 Net Revenues to be in a range of $140 million to $160 million; and

•                  2018 Adjusted EBITDA to be in a range of $35 million to $55 million.

Measure	2018 Guidance	2017 Actuals
Net Revenues*	$140 million to $160 million	$105.9 million
Adjusted EBITDA	$35 million to $55 million	($4.5) million

* 2017 Net Revenues for the Toprol-XL Franchise are recorded net of related costs (other than revenues in the fourth quarter of 2017 under the Lannett Toprol-XL AG Agreement, as discussed above). Beginning in 2018, the Company will record product revenues net and cost of product revenues for the Toprol-XL Franchise separately, consistent with its other products. For better comparability, 2017 Net Revenues would have been ~$138 million, on a pro forma basis, using the 2018 accounting treatment for the Toprol-XL Franchise.

Fourth Quarter Results Webcast

Aralez will host a webcast this morning, March 13, 2018 at 8:30 a.m. ET to present 2017 fourth quarter results. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Tuesday, March 13, 2018

Time: 8:30 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular and other specialty areas. Aralez’s Global Headquarters is in Mississauga, Ontario, Canada, the U.S. Headquarters is in Princeton, New Jersey, USA and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures, including Adjusted EBITDA (as defined below). These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP).

Adjusted EBITDA for the Company is defined as net income (loss) before income taxes, interest expense and financing costs, depreciation and amortization, share-based compensation, gains or losses related to the fair value of warrants, changes to the fair value of contingent consideration, restructuring costs, retention and severance costs, impact of an acquisition of a business or product, transaction costs related to (i) acquisitions (ii) business development opportunities (iii) debt refinancing options and other financing costs and (iv) certain agreement termination costs, acquired in-process R&D, tax equalization payments, interest income, the impact of changes in foreign currency rates, asset impairment charges, losses or gains on sale of assets, losses or gains on extinguishment or modification of debt and the impact of a sale or disposition of a business or product, including discontinued operations.

Management believes this non-GAAP information is useful for investors, taken in conjunction with GAAP financial statements, because it provides greater transparency regarding the Company’s operating performance by excluding (i) non-cash expenses that are substantially dependent on changes in the market price of the Company’s common shares, and (ii) discrete items, such as merger and acquisition costs, transaction costs related to acquisitions, business development opportunities, debt refinancing options and other financing costs, certain contract termination costs, restructuring costs and severance and retention expenses, that may not be consistently recurring. Management uses these measures, among other factors, to assess and analyze operational results and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding transitioning into a company that generates significant Adjusted EBITDA; evaluating strategic business opportunities throughout the year, including to potentially refinance the Company’s  debt, to drive value for Aralez and its shareholders; implementing financial improvements to streamline the U.S. business, deliver profitability and support growth and extend the Company’s cash runway; expense reductions significantly reducing the Company’s overall costs and expected to produce significant EBITDA on an adjusted basis; the prescription antihistamine market in Canada; plans to discontinue Yosprala in the U.S.;  the Company’s expectation that it has sufficient cash to fund operations at least through the next twelve months; the Company continuing to explore and evaluate strategic business opportunities to enhance longer term liquidity, including by any combination of debt refinancing, additional cost savings initiatives and/or proceeds-generating transactions; the outlook for the Company’s future business and financial performance, including the Company’s 2018 full-year financial guidance on net revenues and Adjusted EBITDA; the Company’s strategies, plans, objectives, goals, prospects, future performance or results of current and anticipated products; and other statements that are not historical facts, and such statements are typically identified by use of terms such as “may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those estimates and assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements. Material factors, risks or assumptions that were applied or taken into account in providing financial guidance for the year ending December 31, 2018 include, but are not limited to, (i) prescription trends, competition, pricing levels, inventory, and the anticipated timing of future product launches and events remaining in line with management’s current beliefs, including no additional Toprol-XL generic market entrants in 2018, (ii) successfully integrating Zontivity and the Toprol-XL Franchise, (iii) expected costs to support the commercialization efforts with respect to Zontivity, the Toprol-XL Franchise, Fibricor and the Canadian product portfolio as well as expected costs to support the global corporate structure, (iv) the exclusion of any impact from additional potential strategic initiatives, including additional expense reductions and business or product transactions, such as mergers, acquisitions, divestures, or financings that may be consummated, (v) an increase in prescription trends and revenues for Zontivity in 2018 relative to 2017, (vi) with respect to the Toprol-XL Franchise, pricing with respect to the AG business at or near current levels and pricing with respect to VA business as reflected in our modified VA National Contract, and renewal of such contract, and an overall improvement in revenues and margins for the Toprol-XL Franchise due to, among other things, renegotiated distribution and other fees with various partners, (vii) our ability to source and qualify suppliers for our drugs and receipt of uninterrupted supply of such suppliers, (viii) our ability to mitigate legal and regulatory risks and uncertainties, including ongoing litigation related to Vimovo, that may negatively impact our expectations regarding our products and product candidates, (ix) future performance of our commercialization partners being in line with our expectations and the impact such performance is anticipated to have being consistent with our expectations with respect to our revenue projections, (x) currency rates remaining at or near current levels for the remainder of fiscal 2018, and (xi) ongoing operational activities to manage expenses and improve profitability, including successful implementation of the financial improvements announced in November 2017. Readers are cautioned that actual future operating results and economic performance of the Company, including with respect to our projected net revenues and Adjusted EBITDA for the year ending December 31, 2018, are subject to a number of assumptions, risks and uncertainties, including, among other things, those described below, and could differ materially from what is currently expected as set out in this press release.

In addition, the Company’s operations and 2018 financial guidance involve risks and uncertainties, many of which are outside of the Company’s control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause the Company’s actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks related to the Company’s financing and liquidity; competition, including increased generic competition; the Company’s inability to maintain a sales force of sufficient scale for the commercialization of its products in a timely and cost-effective manner; the Company’s failure to successfully commercialize its products and product candidates; costs and delays in the development and/or approval of the Company’s product candidates, including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of the Company’s product candidates for all expected indications or in all targeted territories; with respect to certain products, dependence on reimbursement from third-party payors and the possibility of a failure to obtain coverage or reduction in the extent of reimbursement; the inability to maintain or enter into, and the risks resulting from the Company’s dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including the Company’s dependence on AstraZeneca AB and Horizon Pharma USA, Inc. for the sales and marketing of Vimovo, the Company’s dependence on a subsidiary of Merck & Co. for the supply of Zontivity and the Company’s dependence on AstraZeneca AB for the manufacture and supply of Toprol-XL and the AG; the Company’s dependence on maintaining and renewing contracts with customers, distributors and other counterparties (certain of which may be under negotiation from time to time), including the Company’s inability to renew existing contracts or enter into new contracts on favorable terms, and the risks that we may not be able to maintain the Company’s existing terms with certain customers, distributors and other counterparties; the Company’s ability to protect its intellectual property and defend its patents, including if generic competitors successfully appeal the recent District Court decision with respect to certain Vimovo patents; regulatory obligations and oversight; failure to successfully identify, execute, integrate, maintain and realize expected benefits from new acquisitions, such as the acquisitions of Tribute, Zontivity and the Toprol-XL Franchise; failure to realize the expected benefits of the Company’s initiatives to reduce costs and improve profitability; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in laws and regulations, including tax laws and unanticipated tax liabilities and laws and regulations regarding the pricing of pharmaceutical products; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission (SEC) filings and reports and Canadian securities law filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which will be available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in the Company’s future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

732-754-2545

nochsner@aralez.com

Financial Tables to Follow

ARALEZ PHARMACEUTICALS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:
Product revenues, net	$13,813	$6,434	$38,729	$25,432
Other revenues	14,209	13,573	67,218	28,838
Total revenues, net	28,022	20,007	105,947	54,270
Costs and expenses:
Cost of product revenues (exclusive of amortization shown separately below)	4,748	2,505	13,506	11,765
Selling, general and administrative	28,806	32,913	116,572	118,548
Research and development	766	909	2,324	8,832
Amortization of intangible assets	8,605	6,767	34,323	12,591
Change in fair value of contingent consideration	23,056	750	35,725	750
Impairment of intangible assets	—	4,368	—	4,368
Total costs and expenses	65,981	48,212	202,450	156,854
Loss income from operations	(37,959)	(28,205)	(96,503)	(102,584)
Interest expense	(6,801)	(4,746)	(26,984)	(6,141)
Other income (expense), net	78	1,329	682	5,683
Loss before income taxes	(44,682)	(31,622)	(122,805)	(103,042)
Income tax expense (benefit)	1,085	(506)	2,400	(64)
Net loss	$(45,767)	$(31,116)	$(125,205)	$(102,978)

Basic net loss per common share	$(0.68)	$(0.48)	$(1.89)	$(1.67)
Diluted net loss per common share	$(0.68)	$(0.48)	$(1.89)	$(1.74)
Shares used in computing basic net (loss) income per common share	66,900	65,501	66,389	61,831
Shares used in computing diluted net (loss) income per common share	66,900	65,501	66,389	61,883

ARALEZ PHARMACEUTICALS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$28,892	$64,943
Accounts receivable, net	13,453	20,405
Inventory	6,643	4,548
Prepaid expenses and other current assets	3,687	2,435
Property and equipment, net	7,453	7,316
Goodwill	81,781	76,694
Other intangible assets, net	310,346	340,194
Other long-term assets	1,222	842
Total assets	$453,477	$517,377

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$23,631	$8,833
Accrued expenses	28,496	32,141
Short-term contingent consideration	11,482	10,430
Other current liabilities	4,251	5,870
Long-term debt	274,546	274,441
Deferred tax liability	3,797	3,273
Long-term contingent consideration	88,873	60,685
Other long-term liabilities	3,182	2,218
Total liabilities	438,258	397,891
Total shareholders’ equity	15,219	119,486
Total liabilities and shareholders’ equity	$453,477	$517,377

ARALEZ PHARMACEUTICALS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited; in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Net Loss	$(45,767)	$(31,116)	$(125,205)	$(102,978)
Share-based compensation	2,611	2,663	11,348	11,865
Restructuring expense	1,113	519	2,425	3,360
Depreciation and amortization expense	8,983	6,949	35,801	12,968
Interest expense	6,801	4,746	26,984	6,141
Change in fair value of contingent consideration	23,056	750	35,725	750
Change in fair value of warrant liability	—	(22)	(24)	(4,744)
Intangible asset impairment	—	4,368	—	4,368
Transaction related expenses	4,248	953	6,656	10,446
Excise tax equalization payments	—	—	—	12,043
Other (income) expense, net	(78)	(1,285)	(658)	(899)
Income tax expense (benefit)	1,085	(506)	2,400	(64)
Adjusted EBITDA	$2,052	$(11,981)	$(4,548)	$(46,744)

	2018 Guidance
	Low End	High End
	Year ended December 31, 2018	Year ended December 31, 2018

Net Loss	$(53,000)	$(34,000)
Share-based compensation	12,000	12,000
Severance and retention	—	—
Depreciation and amortization expense	36,000	36,000
Interest expense	26,000	26,000
Change in fair of contingent consideration	13,000	13,000
Transaction related expenses	—	—
Income tax expense	1,000	2,000
Adjusted EBITDA	$35,000	$55,000